EXHIBIT 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING SET FORTH IN THE COMPANY’S PROSPECTUS DATED [●], 2017 ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT.

SCHMITT INDUSTRIES, INC.

(Incorporated under the laws of the State of Oregon)

Non-transferable SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to Purchase Shares of Common Stock of

SCHMITT INDUSTRIES, INC.

Subscription Price: $[●] per Share

THE SUBSCRIPTION RIGHTS ARE EXPECTED TO EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [●], 2017, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

REGISTERED OWNER:

THIS CERTIFIES THAT

The registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Privilege”) one-third of a share (each share, a “Share”) of common stock, no par value (“Common Stock”), of SCHMITT INDUSTRIES, INC., an Oregon corporation, at a subscription price of $[●] per Share (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. Holders who fully exercise their Basic Subscription Privileges are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Privileges pursuant to the terms and conditions of the Rights Offering, distributed proportionately among shareholders who exercised their over subscription rights, subject to the limitations and as otherwise described in the Prospectus (the “Over-subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock. If the subscriber attempts to exercise its Over-subscription Privileges and the Company is unable to issue the subscriber the full amount of shares of Common Stock requested, the Subscription Agent will return to the subscriber any excess funds submitted promptly, without interest or penalty.

This Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the subscription agent.

WITNESS the seal of SCHMITT INDUSTRIES, INC. and the signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:

David M. Hudson, Chief Executive Officer	Ann M. Ferguson, Corporate Secretary

By:	BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

FORM OF ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional shares of Common Stock upon the terms and conditions specified in the Prospectus. The undersigned hereby notified the Subscription Agent of its irrevocable election to subscribe for shares of Common Stock in the following amounts: To subscribe for shares of Common Stock pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) below. To subscribe for shares pursuant to your Over-subscription Privilege, please also complete line (b).

(a)

	NUMBER OF SHARES OF COMMON STOCK		SUBSCRIPTION PRICE		PAYMENT
Basic Subscription Privilege		X	$[●]	=	$

(b)

	NUMBER OF SHARES OF COMMON STOCK		SUBSCRIPTION PRICE		PAYMENT
Oversubscription Privilege		X	$[●]	=	$

(c) TOTAL AMOUNT OF PAYMENT ENCLOSED	$

The undersigned acknowledges receipt of the Prospectus dated [●], 2017, in connection with the Rights Offering and agrees to its terms.

Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):

Capacity (Full Title):

METHOD OF PAYMENT (CHECK ONE):

☐	PERSONAL CHECK, CASHIER’S OR CERTIFIED CHECK DRAWN ON A U.S. BANK
☐

Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at U.S. Bank, 800 Nicollet Mall, Minneapolis, MN 55402 United States, Beneficiary Account Name: Broadridge, Account Number: 153910728465, ABA/Routing number: 123000848, with reference to the rights holder’s name

☐	U.S. POSTAL MONEY ORDER

DELIVERY TO DIFFERENT ADDRESS: If you wish for the Common Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign and have your signature guaranteed.

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

SIGNATURE GUARANTEED:
	Name of Bank of Firm	Registered Holder (or authorized signatory) Signature(s):

Name & Title of Signing Officer

Signature of Signing Officer

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. FOR INSTRUCTIONS ON THE USE OF SCHMITT INDUSTRIES, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT, AT 800-733-1121 OR BY EMAIL (SHAREHOLDER@BROADRIDGE.COM).